UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

March 15, 2011 (March 10, 2011)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number,
 including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 14, 2011, DJO, LLC, a Delaware limited liability company and a wholly-owned subsidiary of DJO Finance LLC (“DJOFL”), entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) to purchase Rikco International, LLC, D/B/A Dr. Comfort, a Wisconsin limited liability company, for approximately $254.6 million in cash (the “Acquisition”). The Acquisition is expected to close within 30 to 45 days, subject to customary governmental approvals and closing conditions.

In connection with entering into the Purchase Agreement, DJOFL entered into a debt commitment letter (the “Debt Commitment Letter”) with Credit Suisse AG and Credit Suisse Securities (USA) LLC (together, the “Commitment Parties”), pursuant to which, subject to the conditions set forth therein, the Commitment Parties committed to provide DJOFL with up to $260 million of senior unsecured financing for the purpose of financing the Acquisition and paying fees and expenses incurred in connection with the Acquisition and the financing thereof.

The foregoing summary of the Purchase Agreement, the Debt Commitment Letter, (the “Transaction Agreements”) and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the Debt Commitment Letter. The Purchase Agreement is attached as Exhibit 2.1 and incorporated herein by reference.

The Transaction Agreements have been included to provide investors and security holders with information regarding their terms. The Transaction Agreements are not intended to provide any other factual information about DJOFL. The representations, warranties and covenants contained in the Transaction Agreements were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Transaction Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of DJOFL or DJO, LLC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in DJOFL’s public disclosures.

Item 8.01 — Other Events

On March 15, 2011, DJO Global, Inc., the registrant’s parent company, issued a press release announcing the execution of the Transaction Agreements, which is filed as Exhibit 99.1 hereto.

On March 10, 2011, DJO, LLC entered into an Asset Purchase Agreement with Circle City Medical, Inc. (“Circle City”) and its sole shareholder and completed the purchase of substantially all of the assets of Circle City. The purchase price was $13 million, subject to post-closing adjustment following determination of the actual amount of working capital as of the closing date. Up to an additional $2 million may be earned as a royalty payment based on future sales of a specific product line over the next six years. The sum of $2.6 million was withheld from the closing date purchase price and was paid to a third party escrow agent to secure the indemnity obligations of the seller and certain other obligations.  DJO financed the acquisition with cash on hand and a draw of $8 million on its available revolving line of credit. Circle City is an orthopedic soft goods producer catering to independent pharmacies and home healthcare dealers.

The information in this Item 8.01, including Exhibit 99.1, is being furnished pursuant to Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item.

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Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
Exhibit 2.1(1)

Equity Interest Purchase Agreement, dated as of March 14, 2011 by and among Rikco International, LLC D/B/A Dr. Comfort, Rikco Holding Corporation, Merit Mezzanine Fund IV, L.P., Merit Mezzanine Parallel Fund IV, L.P., the undersigned members of Rikco International, LLC, and DJO, LLC.

Exhibit 99.1	Press release, dated March 15, 2011, announcing execution of the Transaction Documents.

(1)          Schedules and similar attachments to the Equity Interest Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any committed schedules or similar attachment to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC
Date: March 15, 2011
	By:	/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President and General Counsel

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